UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2023

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	B	New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreement.

On June 5, 2023, Barnes Group Inc. (“Barnes”) entered into a Stock Purchase Agreement (the “Agreement”) with MB Aerospace Group Holdings Limited (“Seller”), a Cayman Islands limited company. Pursuant to the Agreement, subject to the terms and conditions set forth therein, Barnes agreed to acquire MB Aerospace, a leading provider of precision aero-engine component manufacture and repair services serving major aerospace and defense engine OEMs, tier 1 suppliers, and MRO providers (the “Business”) by acquiring all the issued and outstanding capital stock of MB Aerospace Holdings Inc. (the “Company”), a Delaware corporation, along with such entity’s subsidiaries (the “Transaction”).

Pursuant to the Agreement, Barnes agreed to pay an aggregate purchase price of $740 million in cash, subject to customary and specified closing adjustments, as set forth in the Agreement.

The closing of the Transaction is subject to certain customary closing conditions, including:  (1) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain other regulatory approvals; (2) the accuracy of the parties’ respective representations and warranties, subject to customary standards of materiality; (3) the compliance in all material respects by the parties of their respective covenants and obligations under the Agreement; and (4) the absence of a Company Material Adverse Effect (as defined in the Agreement).

The Agreement contains customary representations, warranties, and covenants. Between the date of the Agreement and the closing of the Transaction, subject to certain exceptions, Seller has agreed to cause the Business to be conducted only in the ordinary course of business consistent with past practice in all material respects and to not take certain actions with respect to the Business without Barnes’ prior written consent.

The Agreement includes customary termination provisions including the right of either Barnes or Seller to terminate the Agreement if the closing of the Transaction has not occurred by December 5, 2023, or, under certain conditions, March 5, 2024.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Agreement and is qualified in its entirety by the terms and conditions of the Agreement. It is not intended to provide any other factual information about Barnes or its respective subsidiaries and affiliates, including the Business. The Agreement contains representations and warranties by each of the parties to the Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties, covenants, and agreements in the Agreement were made solely for the benefit of the parties to the Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties, covenants, and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Barnes or its respective subsidiaries and affiliates, including the Business. Moreover, information concerning the subject matter of the representations, warranties, covenants, and agreements may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Barnes’ public disclosures.

Amendment to Note Purchase Agreement

In connection with entry into the Agreement, on June 5, 2023, Barnes entered into the Second Amendment to Note Purchase Agreement (the “Second Amendment”) by and among Barnes and the noteholders signatory thereto, pursuant to which the parties amended the existing Note Purchase Agreement, dated as of October 15, 2014 (as amended by that certain First Amendment, dated as of October 8, 2020, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among Barnes, New York Life Insurance Company, New York Life Insurance and Annuity Corporation and New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C) to facilitate the Transaction.

The foregoing description of the amendments to the Note Purchase Agreement is qualified in its entirety by reference to the full text of the Second Amendment, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference in response to this Item 1.01.

Amendment to Senior Unsecured Revolving Credit Agreement

In connection with entry into the Agreement, on June 5, 2023, Barnes entered into the Amendment No. 2 to Credit Agreement (“Amendment No. 2”) by and among Barnes, certain subsidiaries of Barnes party thereto and the lenders party thereto, pursuant to which the parties amended the existing Sixth Amended and Restated Senior Unsecured Revolving Credit Agreement, dated as of February 10, 2021 (as amended by that certain LIBOR Transition Amendment, dated as of October 11, 2021, that certain Amendment No. 1 to Credit Agreement, dated as of April 6, 2022 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Barnes, certain subsidiaries of Barnes party thereto and certain participating banks and financial institutions, to facilitate the Transaction.

The foregoing description of the amendments to the Credit Agreement is qualified in its entirety by reference to the full text of Amendment No. 2, which is attached as Exhibit 10.2 hereto, and is incorporated herein by reference in response to this Item 1.01.

Item 7.01.	Regulation FD Disclosure.

On June 5, 2023, Barnes issued a press release announcing entry into the Agreement.  A copy of the press release is furnished herewith as Exhibit 99.1.  The information furnished under Item 7.01 of this Current Report on Form 8-K shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

In connection with entry into the Agreement, Barnes entered into a commitment letter, dated June 5, 2023, with Bank of America, N.A. and BofA Securities, Inc. (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties have agreed to provide, subject to the satisfaction of customary closing conditions contained therein, a $1,000 million backstop senior secured revolving credit facility and a $700 million senior secured 364-day bridge loan facility.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit No.	Description of Exhibit

2.1*	Stock Purchase Agreement, dated as of June 5, 2023, by and among MB Aerospace Group Holdings Limited, MB Aerospace Holdings Inc., and Barnes Group Inc.

10.1	Second Amendment to Note Purchase Agreement, dated as of June 5, 2023, between Barnes Group Inc. and the noteholders signatory thereto.

10.2
Amendment No. 2 to Credit Agreement, dated as of June 5, 2023, by and among Barnes Group Inc., certain subsidiaries signatory thereto, the lenders and other parties signatory thereto and Bank of America, N.A., as administrative agent.

99.1	Press Release of Barnes Group Inc., dated as of June 5, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2023	BARNES GROUP INC.
(Registrant)

	By	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President, General Counsel